

Pericom Semiconductor:

Enabling Serial Connectivity

(NASDAQ: PSEM)

Q1 Fiscal Year 2012 Earnings

PERICOM®
Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q2 FY12 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal second quarter .
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q1 Earnings Overview (Non-GAAP Results)

Quarterly:

- **Quarterly revenue of $35.3 M**
  - Decreased 18% Q-to-Q and 17% vs. Q1 FY11
- **Geographic distribution**
  - Asia at 90%, US at 6%, Europe at 4%
- **Channel sales mix**
  - International distribution at 65%, CMs at 23%, OEMs at 9%, Domestic distribution at 3%.

Q1 Earnings Overview (Non-GAAP Results)

Quarterly :

- **Gross margin of 36.9%**
  - Increased 0.7% sequentially and increased 1.6% YoY
- **Operating expense of $11.3 M vs. $11.2 M last Q**
- **Operating income of $1.8 M vs. $4.5 M last Q**
  - Operating income margin of 5%
- **Net income of $1.8 M vs. $3.6 M last Q**
  - Net profit margin of 5%
  - EPS of 7 cents vs. 14 cents last Q
- **Tax Rate of 36% for Q1 vs. 34% last Q**

Strong Balance Sheet

	Sep. 2011
Cash & Investments	$124M
Working Capital	$106M
Total Assets	$291M
Total Liabilities	$52M
Shareholders' Equity	$239M
Book Value/Share	$9.71
Cash & Investments/Share	$5.06

Q1 Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 64%
    - Included analog switch at 24%, digital switch at 5%, silicon clocks at 8%, connect at 14%, interface at 4%
    - 9% from PTI
  - FCP at 36%
- **Top five end customers**
  - Accounted for 29% of total revenue
  - No customer accounted for over 10% of total revenue

New Products –1QFY12

- For 1QFY12 Earnings Release:
- Pericom introduced a total of 31 new products across the Signal Integrity, Timing, and Connectivity product areas in our 1QFY12.
- Signal Conditioning:
- Introduced 4 ReDriver™ products for SATA3, SAS2, and the new USB3 (SuperSpeed) protocols. These products address volume NB/Tablet/DT, server, storage, and embedded market segments, with all 4 redrivers offer industry lowest power consumption. The new USB3 ReDrivers have passed the most recent USB-IF industry compliance testing, and the new SATA/SAS product is our first to offer I²C programmability.
- Connectivity:
- Introduced 6 new products supporting Display Port, USB charging, DDR switching, and PCIe GEN2 packet switching. These products target NB/Tablet, Embedded, Automotive, and Networking segments. The DP 1.2 switch enables 3840x2160 HD/3D display resolution. The PCIe GEN2 packet swtich is lowest power and latency in its class.
- Timing:
- Introduced 21 more new products: 5 are HiFlex™ multi-output clock generators, 13 are ASSP VCXO oscillators, and 3 are IP Phone clock generators. These new products target networking, telecom including LTE base station, and server/storage market segments.
- Of note for 1Q:
- We are pleased to be the first vendor to announce new products supporting all 3 new protocols that will appear on next generation CPU chipsets: USB3, DP1.2, and PCIe 3.0.
- We showcased a live demo of all 3 of these protocol products at Intel IDF, Sept 13-15, 2011.

Q2 FY12 Business Outlook
(Non-GAAP)

$ - millions	Includes PTI
Revenue	$30.0 to $34.0
Gross Margin	35% to 37%
Operating Expense	$10.8 to $11.4
Other Income	$0.6 to $0.7
Tax Rate	34% to 36%

Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 1Q12 Earnings

PERICOM®
Enabling Serial Connectivity